Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
On September 19, 2014, TriMas Corporation ("TriMas" or the "Company") and its subsidiary, TriMas UK Aerospace Holdings Limited (the “Buyer”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Allfast Fastening Systems, Inc. ("Allfast") and the sole stockholder of Allfast pursuant to which the Buyer agreed to purchase all of the outstanding equity of Allfast for approximately $357 million in cash, on a cash-free, debt-free basis and subject to working capital and tax adjustments, if any. On October 17, 2014, the Buyer consummated the acquisition of Allfast pursuant to the terms of the Stock Purchase Agreement.
The following unaudited pro forma combined financial information is based on the historical consolidated financial information of TriMas, which is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, and the financial information of Allfast, which is included in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A. The unaudited pro forma combined balance sheet as of June 30, 2014 has been prepared to illustrate the effects of the acquisition of Allfast and the related financing as if they occurred on June 30, 2014. The unaudited pro forma combined income statements for the year ended December 31, 2013 and six months ended June 30, 2014 have prepared to illustrate the effects of the acquisition of Allfast and the related financing as if they occurred on January 1, 2013.
The historical consolidated financial statements of TriMas and Allfast have been adjusted in the unaudited pro forma combined financial statements to give effect to pro forma events and adjustments that are: (1) directly attributable to the Allfast acquisition, including the incremental term loan and revolver borrowings, (2) factually supportable and (3) with respect to the unaudited combined pro forma income statement, expected to have a continuing impact on the combined results. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements, including the notes thereto, as well as the accompanying notes to the unaudited pro forma financial statements.
The unaudited pro forma combined financial information is presented for information purposes only and is not necessarily indicative of what the companies' combined financial position or results of operations actually would have been had the acquisition been completed at the dates presented. In addition, the combined information presented herein does not claim to project the future financial position or operating results of the combined company.

TriMas Corporation
Pro Forma Combined Balance Sheet
As of June 30, 2014

	(Unaudited, dollars in thousands)
	TriMas Corporation	Allfast Fastening Systems	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$38,380	$4,920	$—		$43,300
Receivables, net	246,340	9,440	—		255,780
Inventories	260,950	15,520	5,000	(a)	281,470
Deferred income taxes	18,340	—	—		18,340
Prepaid expenses and other current assets	18,780	140	110	(b)	19,030
Total current assets	582,790	30,020	5,110		617,920
Property and equipment, net	212,130	8,540	4,110	(c)	239,240
			14,460	(d)
Goodwill	312,270	420	150,500	(e)	463,190
Other intangibles, net	209,910	—	165,000	(f)	374,910
Other assets	47,540	610	350	(b)	48,500
Total assets	$1,364,640	$39,590	$339,530		$1,743,760
Liabilities and Shareholders' Equity
Current liabilities:
Current maturities, long-term debt	$14,570	$—	$—		$14,570
Accounts payable	175,300	4,810	3,820	(g)	183,930
Accrued liabilities	79,440	—	8,900	(h)	88,340
Total current liabilities	269,310	4,810	12,720		286,840
Long-term debt	353,910	—	364,950	(i)	718,860
Deferred income taxes	54,180	—	—		54,180
Other long-term liabilities	100,980	—	—		100,980
Total liabilities	778,380	4,810	377,670		1,160,860
Preferred stock	—	—	—		—
Common stock	450	—	—		450
Paid-in capital	803,540	260	(260)	(j)	803,540
Accumulated deficit	(250,550)	34,520	(34,520)	(j)	(253,910)
			(3,360)	(k)
Accumulated other comprehensive income	32,820	—	—		32,820
Total shareholders' equity	586,260	34,780	(38,140)		582,900
Total liabilities and shareholders' equity	$1,364,640	$39,590	$339,530		$1,743,760

See accompanying notes to unaudited pro forma combined financial statements.

TriMas Corporation
Pro Forma Combined Income Statement
Twelve Months Ended December 31, 2013

	(Unaudited, dollars in thousands)
	TriMas Corporation	Allfast Fastening Systems	Pro Forma Adjustments		Pro Forma Combined
Net sales	$1,394,860	$53,890	$—		$1,448,750
Cost of sales	(1,041,460)	(29,120)	(650)	(a)	(1,071,050)
			(2,200)	(b)
			2,380	(c)
Gross profit	353,400	24,770	(470)		377,700
Selling, general and administrative expenses	(244,640)	(11,330)	(4,610)	(d)	(260,580)
Net gain (loss) on dispositions of property and equipment	11,770	—	—		11,770
Operating profit	120,530	13,440	(5,080)		128,890
Other expense, net:
Interest expense	(18,330)	—	(110)	(e)	(25,520)
			(7,080)	(f)
Debt extinguishment costs	(2,460)	—	—		(2,460)
Other income (expense), net	(1,980)	—	—		(1,980)
Other expense, net	(22,770)	—	(7,190)		(29,960)
Income from continuing operations before income tax expense	97,760	13,440	(12,270)		98,930
Income tax expense	(18,390)	(30)	(430)	(g)	(18,850)
Income from continuing operations including noncontrolling interest	79,370	13,410	(12,700)		80,080
Less: Net income attributable to noncontrolling interests	4,520	—	—		4,520
Net income from continuing operations attributable to TriMas	$74,850	$13,410	$(12,700)		$75,560
Basic earnings per share:
Continuing operations attributable to TriMas	$1.83				$1.85
Weighted average common shares—basic	40,926,257				40,926,257
Diluted earnings per share:
Continuing operations attributable to TriMas	$1.81				$1.83
Weighted average common shares—diluted	41,395,706				41,395,706

See accompanying notes to unaudited pro forma combined financial statements.

TriMas Corporation
Pro Forma Combined Income Statement
Six Months Ended June 30, 2014

	(Unaudited, dollars in thousands)
	TriMas Corporation	Allfast Fastening Systems	Pro Forma Adjustments		Pro Forma Combined
Net sales	$771,720	$30,410	$—		$802,130
Cost of sales	(565,380)	(15,720)	(320)	(a)	(581,400)
			(1,100)	(b)
			1,120	(c)
Gross profit	206,340	14,690	(300)		220,730
Selling, general and administrative expenses	(129,710)	(5,790)	(2,310)	(d)	(137,810)
Operating profit	76,630	8,900	(2,610)		82,920
Other expense, net:
Interest expense	(6,910)	—	(60)	(e)	(10,340)
			(3,370)	(f)
Other income (expense), net	(2,930)	490	—		(2,440)
Other expense, net	(9,840)	490	(3,430)		(12,780)
Income from continuing operations before income tax expense	66,790	9,390	(6,040)		70,140
Income tax expense	(21,210)	(10)	(1,270)	(g)	(22,490)
Income from continuing operations including noncontrolling interest	45,580	9,380	(7,310)		47,650
Less: Net income attributable to noncontrolling interests	810	—	—		810
Net income from continuing operations attributable to TriMas	$44,770	$9,380	$(7,310)		$46,840
Basic earnings per share:
Continuing operations attributable to TriMas	$1.00				$1.04
Weighted average common shares—basic	44,834,842				44,834,842
Diluted earnings per share:
Continuing operations attributable to TriMas	$0.99				$1.04
Weighted average common shares—diluted	45,208,488				45,208,488

See accompanying notes to unaudited pro forma combined financial statements.

TRIMAS CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(unaudited)

1. Basis of Presentation
On October 17, 2014, the Company consummated the acquisition of Allfast. The accompanying pro forma combined balance sheet and income statements of the combined company are based upon the historical financial statements of TriMas and Allfast, after giving effect to the acquisition adjustments described in these notes, and are intended to reflect the impact of the acquisition on the Company. Certain amounts in Allfast's historical financial statements have been reclassified to conform to TriMas' presentation.
Additionally, based on the Company's preliminary review of Allfast's accounting policies, the Company is not aware of any differences that would have a material impact on the pro forma combined financial statements. The Company will continue to review Allfast's accounting policies, and as a result of the ongoing review, may identify differences between the accounting policies of the two companies that could have a material impact on the combined financial statements.
The unaudited pro forma combined financial statements have been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles, which are subject to change and interpretation. The pro forma adjustments presented are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial statements and will be revised as additional information becomes available and additional analysis is performed. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition or costs necessary to achieve these cost savings, operating synergies or revenue enhancements. Acquisition-related transaction costs such as legal, advisory, valuation and other professional fees are not included as a component of consideration transferred but are expensed as incurred.
During the third quarter of 2014, the Company ceased operations of its NI Industries business. NI Industries manufactured cartridge cases for the defense industry and was party to a U.S. Government facility maintenance contract. The results of the aforementioned business were not deemed material for the purposes of this Current Report on Form 8-K/A, and the Company's results giving effect to NI will be disclosed in the normal course of the Company's filings of annual reports on Form 10-K and quarterly reports on Form 10-Q.
The allocation of the purchase price to assets and liabilities assumed in the pro forma financial information is based on management's preliminary valuation estimates and is subject to revisions, which may be material.

TRIMAS CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(unaudited)

2. Purchase Price Allocation
The estimated total purchase price of the acquisition was $364.9 million, which included cash of approximately $12.5 million, with an additional $8.9 million of deferred purchase price related to certain tax related reimbursements in accordance with the purchase agreement. The determination of the excess purchase price over the fair value of the assets acquired and liabilities assumed as of June 30, 2014 is as follows:

Six months ended June 30, 2014
(dollars in thousands)
Consideration
Initial cash paid	$364,950
Deferred purchase price (a)	8,900
Total consideration	$373,850
Recognized amounts of assets acquired and liabilities assumed
Book value of assets acquired	$39,590
Book value of land and building acquired	14,460
Fair value adjustment to inventory	5,000
Fair value adjustment to fixed assets	4,110
Fair value adjustments of other intangible assets	165,000
Book value of liabilities assumed	(4,810)
Total identifiable net assets	223,350
Goodwill	150,500
$373,850
___________________________
(a) The deferred purchase price represents the Company's best estimate of the underlying obligations for certain tax reimbursements to the previous owner, which the Company has agreed to as part of the purchase agreement in order to acquire additional tax attributes.
See Note 3, "Pro Forma Adjustments," for additional information regarding the amount of assets and liabilities recognized in conjunction with the acquisition.
3. Pro Forma Adjustments
The pro forma combined financial statements include the following pro forma adjustments to reflect both the additional financing required to complete the acquisition and the allocation of the purchase price, including adjustments to the assets and liabilities to record these items at their fair value at the date of acquisition, with related changes in revenue, costs and expenses.
Combined Balance Sheet Pro Forma Adjustments:

(a)
Represents the pro forma adjustments to step up Allfast's finished goods and work in process inventory to fair market value. The calculation of the step up value requires the use of estimated selling prices less the sum of: (i) costs of disposal and (ii) a reasonable profit allowance for the selling effort. The work in process inventory also includes an estimate of costs to complete the manufacturing process and a reasonable profit allowance for that process. The inventory step-up will be charged to cost of sales as the inventory is sold.

(b)
Represents the pro forma adjustment to record deferred financing costs associated with the incremental borrowing incurred for the acquisition, classified as prepaid expenses and other current assets of $0.1 million and other assets of $0.3 million.

(c)	Represents the pro forma adjustment to reflect Allfast's land, building, property and equipment at fair value based on preliminary appraisal valuations.

(d)
Represents the pro forma adjustment to reflect the addition of the previously leased land and building, which was purchased by Allfast prior to, and in conjunction with, the acquisition and were subsequently adjusted to fair market value as part of the valuation performed. Adjustments to fair market value of the land and building are included in note (c), above.

TRIMAS CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(unaudited)

(e)	Reflects the recording of goodwill at the preliminary purchase price consideration over the estimated fair value of the assets acquired and liabilities assumed of $150.5 million.

(f)
Represents the pro forma adjustment to record the preliminary valuation of Allfast's identified intangible assets, which consist of the indefinite-lived intangible asset trademark/tradename of $49.0 million and amortizable intangible assets of customer relationships and technology and other intangible assets of $83.0 million and $33.0 million, respectively.

(g)
Represents the pro forma adjustment for the liability owed for debt refinancing fees of $3.8 million, of which $3.4 million was expensed as part of the acquisition refinancing and adjusted through retained earnings, and an additional $0.4 million was capitalized as deferred financing fees, see note (b) above.

(h)	Reflects the liability to reimburse the former owner for certain tax related liabilities that allow the Company to acquire additional tax attributes.

(i)
Represents the pro forma adjustment to reflect the additional borrowings necessary to complete the acquisition, consisting of a $275.0 million term loan A component and an $90.0 million revolving credit facility component.

(j)	Represents the pro forma adjustment eliminating the historical shareholders' equity in Allfast.

(k)	Represents the net impact to retained earnings of the additional acquisition financing fees.
Combined Income Statement Pro Forma Adjustments:

(a)
Represents the pro forma adjustment for the depreciation of the incremental fair value assigned to acquired fixed assets, plus the additional depreciation expense on the acquired building for both the twelve months ended December 31, 2013 and the six months ended June 30, 2014. The amount of these adjustments is based on the preliminary estimates of fair values and estimated remaining useful lives of the related assets.

(b)
Reflects the pro forma adjustment for amortization expense related to the $33.0 million of ascribed value to technology and other intangible assets. Amortization expense was based on a period of 15 years.

(c)
Reflects the pro forma adjustment to reverse operating lease expense incurred and recorded on Allfast's financial statements during the twelve months ended December 31, 2013 and six months ended June 30, 2014 relating to the lease of the Allfast building, which was purchased as part of the acquisition.

(d)	Reflects the pro forma adjustment for amortization expense related to the $83.0 million of ascribed value to customer relationships. Amortization expense was based on a period of 18 years.

(e)
Represents the pro forma adjustment for amortization of deferred financing costs for the twelve and six months ended December 31, 2013 and June 30, 2014, respectively. These costs are expected to be amortized over the four year remaining life of the agreement.

(f)
Represents the pro forma adjustment to reflect interest expense incurred on the incremental term loan A and revolver borrowings incurred in order to fund the acquisition. Interest rates for the additional financing on the term loan A and revolver were at rates of LIBOR plus 1.875% and LIBOR plus 1.625%, respectively. Actual historical monthly LIBOR rates were used to calculate the pro forma interest expense adjustment.

(g)
Represents the income tax effect for both the previously listed pro forma adjustments to the combined income statements for the twelve months ended December 31, 2013 and six month ended June 30, 2014, and the additional pro forma adjustment for the tax treatment of Allfast's income for the twelve months ended December 31, 2013 and six months ended June 30, 2014 at the TriMas U.S corporate tax rate of approximately 38%.